UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2007

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Shenandoah Telecommunications Company

(Exact name of registrant as specified in its charter)

__________________

Virginia	0-9881	54-1162807
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Shentel Way P.O. Box 459 Edinburg, VA	22824
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (540) 984-4141

Not applicable

_________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e) Compensatory Arrangements of Certain Officers

At its meeting on February 19, 2007, the Board of Directors of the Company, acting pursuant to a recommendation of its personnel committee, approved cash bonuses for fiscal year 2006 performance for the Company’s Chief Executive Officer, Chief Financial Officer and Named Executive Officers, subject to certain conditions. On March 1, 2007, the final condition was removed, and the following cash bonus amounts were approved for the indicated officers:

Name and Principal Position	Bonus

Christopher E French
President	$82,203

Earle A MacKenzie
Executive Vice President
and Chief Financial Officer	$56,856

Jonathan R Spencer
Vice President
and General Counsel	$24,061

David E Ferguson
Vice President, Customer Services	$31,442

William L Pirtle
Vice President, Sales	$37,841

The Board of Directors awarded the cash bonuses to each of the executive officers pursuant to the Company’s cash incentive plan for fiscal year 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHENANDOAH TELECOMMUNICATIONS COMPANY

(Registrant)

March 1, 2007	/s/ Earle A. MacKenzie

Executive Vice President and

Chief Financial Officer

(Duly Authorized Officer and Principal Financial Officer)